UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Korro Bio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903 Scan QR for digital voting Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Korro Bio, Inc. Meeting To Be Held On June 11, 2024 For Stockholders of record as of April 17, 2024 Annual Meeting of Stockholders To order paper materials, use one of the Tuesday, June 11, 2024 1:30 PM, Eastern Time Annual Meeting will be held via live the internet - please visit www.proxydocs.com/KRRO for following methods. more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/KRRO. Internet: For a convenient way to view proxy materials, VOTE, and obtain www.investorelections.com/KRRO directions to attend the meeting go to www.proxydocs.com/KRRO To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Call: 1-866-648-8133 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Email: paper@investorelections.com Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the * If requesting material by e-mail, please send a blank e-mail with the internet. 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your If you want to receive a paper or e-mail copy of the proxy material, you must request one. e-mail requesting material. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 31, 2024. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Korro Bio, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL 1. Election of two Class II directors nominated by our board of directors, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders; 1.01 Ali Behbahani 1.02 Timothy Pearson 2. Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by amendments to Delaware law; 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; 4. Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.